UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 12, 2009


                       NORTH AMERICAN GOLD & MINERALS FUND
             (Exact name of registrant as specified in its charter)

          Nevada                       333-141426                    N/A
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)

848 N. Rainbow Blvd. # 3003, Las Vegas, NV                          89107
 (Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code (702) 635-8146

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
          FISCAL YEAR

Effective October 12, 2009, we effected a one (1) old for ten (10) new forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 250,000,000 shares of common stock to 2,500,000,000 shares of common stock and our outstanding share capital increased from 33,200,000 shares of common stock to 332,000,000 shares of common stock.

Immediately  upon the acceptance and effect of the Forward Split, we reduced the
authorized  share  capital  from   2,500,000,000   shares  of  common  stock  to
450,000,000 shares of common stock.

ITEM 7.01 REGULATION FD DISCLOSURE

The forward stock split becomes effective with the Over-the-Counter Bulletin Board at the opening for trading on October 15, 2009 under the new stock symbol "NMGL". Our new CUSIP number is 65687T 208.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.01   Certificate of Change

3.02   Certificate of Amendment

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GOLD & MINERALS FUND


/s/ Ronald Yadin Lowenthal
------------------------------------
Ronald Yadin Lowenthal
President and Director

October 15, 2009

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